UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2012

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bruce Tomlinson, Vice President and Chief Financial Officer

On April 25, 2012, the Board of Directors of PDL BioPharma, Inc. (the Company) appointed Bruce Tomlinson as Vice President and Chief Financial Officer, effective June 11, 2012. Mr. Tomlinson will replace Mr. McLaughlin in his temporary role as Acting Chief Financial Officer.

Mr. Tomlinson brings more than 20 years of financial management experience to the position. From February 2007 until joining PDL, Mr. Tomlinson served as Vice President, Corporate Controller and Chief Accounting Officer of InterMune, Inc., a publicly traded biotechnology company. In his role at InterMune, Mr. Tomlinson managed all accounting and treasury functions, financial reporting systems and controls and Sarbanes-Oxley compliance. Before joining InterMune, Mr. Tomlinson served as the Chief Financial Officer of Bunge SA, a leading global agribusiness and food company. Earlier in his career, Mr. Tomlinson was an audit partner with Deloitte and Touche.

Mr. Tomlinson, age 52, is a certified public accountant (inactive) and holds a B.A. in Economics from the University of California, Los Angeles.

In connection with joining the Company, Mr. Tomlinson entered into an employment offer letter with the Company (the Offer Letter). Pursuant to the Offer Letter, Mr. Tomlinson is an at-will employee. Mr. Tomlinson’s base salary will be $375,000 and his annual target bonus opportunity is equal to 50% of his annual base salary, with the actual bonus amount earned dependent upon Company and individual performance. In addition, the Company extended Mr. Tomlinson a housing allowance of $4,000 per month for five years and will reimburse Mr. Tomlinson up to $10,000 for his actual moving expenses, transportation and incidental expenses related to moving proximate to our headquarters in Incline Village, Nevada.

On June 21, 2012, the Company will grant Mr. Tomlinson a long-term incentive award under our 2013 Long-Term Incentive Plan (filed with the Securities and Exchange Commission as Exhibit 10.47 to Annual Report on Form 10-K on February 23, 2012) comprised of two components: (i) the right to receive $245,000 in cash and (ii) a number of unvested restricted shares of PDL common stock with a value equal to $105,000 (based on the closing price of our common stock on June 21, 2012). Pursuant to the terms of the 2013 Long-Term Incentive Plan and subject to Mr. Tomlinson’s continued employment through December 31, 2013, the long-term incentive award will vest and become payable upon December 31, 2013.

In connection with his employment, Mr. Tomlinson will enter into our standard form of severance agreement (filed with the Securities and Exchange Commission as Exhibit 10.1 to Current Report on Form 8-K on May 26, 2011) (the Severance Agreement). If Mr. Tomlinson’s employment is terminated by the Company without “Cause,” as defined in the Severance Agreement, or he resigns for “Good Reason,” as defined in the Severance Agreement, Mr. Tomlinson will receive (a)(i) a lump sum cash payment equal to 100% of the sum of his annual base salary, (ii) 75% of his annual target bonus for the year in which separation occurs and (iii) 12 months of COBRA benefits and (b)(i) any unvested cash payments and equity awards under any long-term incentive plan in effect at the date of separation shall ratably accelerate, vest and pay in proportion to the time lapsed during the vesting period, as increased by any adjustments and milestones earned by the time of payment, and (ii) any accrued and unpaid dividends and interest on the then unvested equity awards shall vest and pay; provided that such payments will be contingent upon his signing a release of all claims against the Company.

The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01 Other Events.

On April 26, 2012, the Company issued a press release announcing the appointment of Mr. Tomlinson as Vice President and Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter between the Company and Bruce Tomlinson, dated April 20, 2012

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President, Chief Executive Officer and Acting
Chief Financial Officer

Dated:  April 27, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Company and Bruce Tomlinson, dated April 20, 2012

99.1	Press Release